UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 3, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                           333-72392              98-0353403
(State or other jurisdiction            (Commission           (I.R.S. Employer
     of incorporation)                   File Number)          Identification)


     7400 McDonald Dr. Bldg B Suite 121
              Scottsdale, AZ                                       85250
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

At a Board of Director's meeting held on September 27, 2005 the Board of Directors accepted Alan Smith's resignation from the Board of Directors, Audit Committee, and Investment Committee.

Also at the Board of Director's meeting held on September 27, 2005 the Board of Directors appointed Robert McCoy to replace Alan Smith on the Board of Directors, Audit Committee, and Investment Committee. The Company entered into an Agreement with Mr. McCoy for his services. The Agreement is for a term of one year and pays Mr. McCoy $1000 per month for his services.

Mr. McCoy is an experienced senior executive. As president of Marquis Elevator, Inc. from 1975 to 1990, he built and then later sold the largest independent elevator company in Nevada. Subsequent to selling Marquis Elevator, Mr. McCoy was the General Manager of Canyon Investments, Inc. in Las Vegas Nevada from 1990 to 1996. Since 1996, Mr. McCoy has served as Facilities Manager for the Church of Jesus Christ of Latter Day Saints, responsible for 487,000 square feet of facilities in the Las Vegas area. Mr. McCoy is a graduate of the University of Tennessee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10: Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: October 3, 2005

Franchise Capital Corporation

                              By: /s/ Edward C. Heisler
                                 -------------------------------
                                 Edward C. Heisler, President